UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2008, Plug Power Inc. (“Plug” or the “Company”) accepted an offer by UBS AG (“UBS”) of certain rights to cause UBS to purchase, at a future date, auction rate securities owned by the Company. The repurchase rights are offered in connection with UBS’s obligations under settlement agreements with the U.S. Securities and Exchange Commission and other federal and state regulatory authorities. The offering, the settlement agreements, and the respective rights and obligations of the parties, are described in a prospectus issued by UBS dated October 7, 2008, File No. 333-153882 (the “Prospectus”). As a result of accepting UBS’s offer, the Company can require UBS to repurchase at par value all of the auction rate securities held by the Company at any time during the period from June 30, 2010 through July 2, 2012 (if the Company’s auction rate securities have not previously been sold by the Company or by UBS on its behalf), and pending litigation between the parties has been dismissed with prejudice.

In connection with the Prospectus offering, the Company also entered into a loan agreement with UBS Credit Corp. that provides the Company with a credit line of up to $62.875 million with the Company’s auction rate securities pledged as collateral. The Company has drawn down the full amount of the credit line. In accordance with the offering by UBS, the loan will be treated as a “no net cost loan” as defined in the Prospectus. The loan will bear interest at a rate equal to the average rate of interest paid to Plug Power on the pledged auction rate securities such that the net interest cost to Plug Power will be zero. Though the loan is payable on demand, if UBS Credit Corp. should exercise its right to demand repayment of any portion of the loan prior to the date the Company can exercise its repurchase rights, UBS and certain of its affiliates will arrange for alternative financing on terms and conditions substantially the same as those contained in the loan. If alternative financing cannot be established, then UBS or one of its affiliates will purchase the Company’s pledged auction rate securities at par. As a result, the loan and any alternative financing will not be payable by the Company prior to the time that the Company can require UBS to repurchase the pledged auction rate securities. Proceeds of sales of the Company’s auction rate securities will first be applied to repayment of the credit line with the balance, if any, for the Company’s account.

UBS has previously provided investment management services for a portion of the Company’s investment portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: December 19, 2008	By:	/s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer

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